UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 17, 2010

BRIDGFORD FOODS CORPORATION
 (Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 526-5533

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on Wednesday, March 17, 2010 at the offices of Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California at 10:00 am.  Shareholders representing 9,014,826 or 97% of the 9,336,627 shares entitled to vote were present in person or by proxy.  Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934.   At the Annual Meeting, management Proposals 1 and 2 were approved.  The proposals below are described in detail in the Company’s definitive proxy statement dated February 12, 2010 for the Annual Meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors:

Allan L. Bridgford	William L. Bridgford	Bruce H. Bridgford	Todd C. Andrews
Richard A. Foster	Robert E. Schulze	D. Gregory Scott	Paul R. Zippwald

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Broker Non-Vote
Allan L. Bridgford	8,091,694	301,420	621,712
William L. Bridgford	8,090,694	302,420	621,712
Bruce H. Bridgford	8,090,694	302,420	621,712
Todd C. Andrews	8,377,751	15,363	621,712
Richard A. Foster	8,378,751	14,363	621,712
Robert E. Schulze	8,374,740	18,374	621,712
D. Gregory Scott	8,378,751	14,363	621,712
Paul R. Zippwald	8,377,751	15,363	621,712

Proposal 2

Votes cast for appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent registered public accounting firm for the Company for the fiscal year commencing October 31, 2009 were as follows:

8,976,612 FOR
17,315 AGAINST
20,899 ABSTAIN
NO BROKER NON-VOTES

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

March 17, 2010	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer